UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 2008
                                                         ------------------

                           GREENE COUNTY BANCORP, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

     Federal                        0-25165                 14-1809721
     --------                       -------                 ----------
 (State or Other Jurisdiction      (Commission            (I.R.S. Employer
    of Incorporation)                File Number)          Identification No.)

                       302 Main Street, Catskill, NY 12414
                       -----------------------------------
                    (Address of principal executive offices)

                                 (518)-943-2600
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreements. On November 26, 2008, The Bank of Greene County (the "Bank"), a wholly-owned subsidiary of Greene County Bancorp, Inc. (the "Company"), entered into an employment agreement (the "Agreement") with Stephen
E. Nelson, Senior Vice President and Chief Lending Officer of the Bank, effective July 1, 2008. The Company also executed the Agreement for the sole purpose of guaranteeing the Bank's financial performance.

     The Agreement provides for a base salary of $112,500 per year. The term of the Agreement is 24 months from July 1, 2008. Commencing on July 1, 2009, and continuing on each July 1 thereafter, the Agreement shall renew for an additional year such that the remaining term shall be two years, unless written notice is provided to the executive at least ten days and not more than 60 days prior to any such anniversary date that his employment shall cease at the end of 12 months following such anniversary date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Bank will conduct a comprehensive performance evaluation and review of the executive for purposes of determining whether to extend the Agreement.

Under the Agreement, the executive's base salary will be reviewed annually, and the base salary may be increased but not decreased. In addition to the base salary, the executive will be provided all such other benefits as are provided uniformly to permanent full-time employees of the Bank. The executive will also be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which the executive is eligible to participate.

The Agreement provides for termination by the Bank for cause at any time. If the Agreement is terminated for cause, the executive will not receive any compensation or other benefits from the Bank or the Company. In the event the executive's employment is terminated by the Bank for any reason other than for cause, disability or retirement, or if the executive voluntarily resigns from his employment upon, among other things, failure to reappoint the executive to his office, a material diminution of the executive's duties, relocation of his place of employment by more than 30 miles or a breach of the Agreement by the Bank, then the Bank will be obligated to pay to the executive a lump sum equal to his then current base salary. The executive will also be entitled to continued life insurance and non-taxable medical and dental coverage for 12 months following termination. If the payments to be made to the executive are determined to constitute an "excess parachute payment," the amounts would be reduced to avoid this result.

In the event the executive retires, he will be entitled to any vested benefits under any retirement plan of the Bank. The Agreement provides that, following termination of the executive's employment as a result of which the Bank is paying the executive termination benefits (other than termination upon a change in control), the executive will not compete with the Bank for a period of one year in any city or county in which the Bank has an office or has filed an application for regulatory approval to establish an office.

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     The foregoing  description of the Agreement is qualified in its entirety by reference to the Agreement that is attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.


Addenda to Employment Agreements. On November 26, 2008, the Bank and the Company adopted Addenda to the Employment Agreements for Donald E. Gibson and Michelle
M. Plummer to comply with Internal Revenue Code Section 409A and the final regulations issued thereunder. The foregoing description of the Addenda is qualified in its entirety by reference to the Addenda that are attached hereto as Exhibit 10.2 and Exhibit 10.3 of this Current Report, and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired: None

     (b) Pro Forma Financial Information: None

     (c) Shell company transactions: None

     (d) Exhibits:

         Exhibit Number                Description
         --------------                -----------

         Exhibit 10.1                  Employment Agreement for
                                         Stephen E. Nelson
         Exhibit 10.2                  Addendum to Employment Agreement for
                                         Donald E. Gibson
         Exhibit 10.3                  Addendum to Employment Agreement for
                                         Michelle M. Plummer


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               GREENE COUNTY BANCORP, INC.


Date: December 2, 2008                  By:    /s/ Donald E. Gibson
                                               ----------------------------


                                               (Duly Authorized Representative)